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                                                                   EXHIBIT 13(B)

                              Consent of Counsel


     I hereby consent to the use of my name in the disclosure statement included as part of this Post-Effective Amendment No. 49 to this Registration Statement and to the reference made to me under the caption "Legal Opinion" in such disclosure statement.




                                                        SUSAN N. ROTH


Chattanooga, Tennessee

April 29, 1999